UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2013 (May 16, 2013)

DELCATH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

566 Queensbury Avenue, Queensbury, New York, 12804
(Address of principal executive offices, including zip code)

(518) 743-8892
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Stockholders was held on May 16, 2013. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1.	The nominees for election as Class I Directors, each for a three year term, were elected based upon the following vote:

Nominees	Votes For	Withheld Authority	Broker Non-Votes
Harold S. Koplewicz	9,194,523	6,278,619	56,114,802
Laura A. Brege	10,229,058	5,554,967	56,114,802
Tasos G. Konidaris	10,011,454	5,772,571	56,114,802

2.	The proposal to approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”), was not approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,716,708	7,662,617	404,700	56,114,802

3.
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,894,757	3,483,341	2,520,729	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: May 21, 2013	By:	/s/Peter J. Graham
		Name:	Peter J. Graham
		Title:	Executive Vice President, General Counsel